Exhibit 4.2

NEITHER THE SECURITY REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. THIS SECURITY AND THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OPINING AS TO SUCH EXEMPTION.

THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF MARCH 26, 2007, BETWEEN THE COMPANY AND BAYER SCHERING PHARMA AG. A COPY OF SUCH WARRANT AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

No.	Exercise Percentage

SYNDAX PHARMACEUTICALS, INC.

WARRANT CERTIFICATE

THIS CERTIFIES that Bayer Schering Pharma AG or its registered assigns is the registered holder (the “Registered Holder”) of a Warrant representing the right to purchase the number, as determined below, of fully paid and nonassessable shares of common stock, par value $0.0001 per share (the “Common Stock”), of Syndax Pharmaceuticals, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware at the Exercise Price at the times specified in the Warrant Agreement (as hereinafter defined), by surrendering this Warrant Certificate, with the form of Election to Purchase attached hereto duly executed together with the Investment Representation Statement annexed to the Warrant Agreement as Exhibit B and by paying in full the Exercise Price for the number of shares of Common Stock equal to the Exercise Amount. Payment of the Exercise Price shall be made as set forth in the Warrant Agreement. Upon initial issuance this Warrant Certificate represents the right to acquire, upon exercise in full, such number of shares of Common Stock as is issuable upon an exercise of the Warrant as to the Exercise Percentage specified herein.1

[1]	(i) In the case of a Warrant Certificate issued after a partial exercise, replace the Exercise Percentage specified herein with the amount equal to the Exercise Percentage specified herein minus the Exercise Percentage being exercised; (ii) in the case of Warrant Certificates issued on transfer, (x) use the transferred Exercise Percentage for the transferee and (y) replace the Exercise Percentage specified herein with the remaining Exercise Percentage for the transferor and (iii) in the case of Warrant Certificates issued after a transfer and a subsequent partial exercise, replace the Exercise Percentage specified herein with the Exercise Percentage of the Warrant Certificate immediately after the transfer reduced by the percentage of the Exercise Percentage exercised in the partial exercise.

No Warrant may be exercised after the Expiration Date. The Warrant evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement.

Prior to the Expiration Date, subject to Section 3.05 of the Warrant Agreement and any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed; provided that, (i) for transfers made to a Person other than an Affiliate, written notice is given to the Company at least 10 Business Days before the transfer and the transferor shall provide, at the Company’s request, an opinion of counsel reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act, (ii) the transfer shall be for a portion of this Warrant Certificate not less than the Minimum Exercise Threshold, (iii) the Holder shall provide written notice to the Company of any transfer to an Affiliate within 10 Business Days after the transfer, and (iv) the transferee shall agree to be bound by the terms of this Agreement; provided further that for purposes of this proviso, Affiliate shall not include any Person which is an individual. Written notice given under this paragraph shall include without limitation the name of the transferee, the Exercise Percentage transferred to such transferee, the date of the transfer and the transferee’s address for notice purposes. Upon any such transfer, a new Warrant Certificate or Warrant Certificates will be issued to (x) the transferee representing a Warrant for the Exercise Percentage specified in the foregoing written notice in accordance with instructions in the form of assignment and (y) the transferor representing a Warrant for the remaining Exercise Percentage not transferred, if any.

Upon the exercise of a Warrant for less than all of the Exercise Percentage evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the portion of the Exercise Percentage not exercised.

Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for a Warrant or Warrants for the same aggregate Exercise Percentage upon surrender of this Warrant Certificate at the principal office of the Company, subject to the terms of the Warrant Agreement.

Upon certain events provided for in the Warrant Agreement, the Exercise Price and the shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted as provided in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of March 26, 2007 (the “Warrant Agreement”), between the Company and Bayer Schering Pharma AG and is subject to the terms and provisions contained in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Warrant Agreement.

This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date set forth below.

Date:

SYNDAX PHARMACEUTICALS, INC.

By:
Name:
Title:

[Form of Assignment]

FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrant Shares issuable upon exercise of the Warrant for the Exercise Percentage set forth below:

Name of Assignee	Address	Exercise Percentage

and does hereby irrevocably constitute and appoint true and lawful Attorney, to make such transfer on the books of Syndax Pharmaceuticals, Inc. maintained for that purpose, with full power of substitution in the premises.

Date:

Signature

(Signature must confirm in all respects to the name of holder as specified on the face of the Warrant Certificate.

[Form of Election to Purchase]

The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate as to an Exercise Percentage of     %2, which represents an Exercise Amount of             3 shares of Common Stock of Syndax Pharmaceuticals, Inc. (the “Company”), based on the number of shares of Common Stock outstanding on a Fully Diluted Basis equal to             4 shares, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO:
(NAME)

at
(ADDRESS, INCLUDING ZIP CODE)

In full payment of the purchase price with respect to the exercise of Warrants, the undersigned:

☐	hereby tenders payment of $ by cash, certified check, cashier’s check or money order payable in United States currency to the order of the Company; or

☐	hereby delivers to the Company for cancellation the portion of the Warrant representing that number of Warrant Shares otherwise issuable to the holder, such that the excess of the aggregate current Fair Market Value of such specified number of Warrant Shares on the Date of Exercise over the portion of the Exercise Price attributable to such specified number of Warrant Shares shall equal the aggregate Exercise Price attributable to the Warrant Shares being purchased.

[2]	Holder shall fill in the applicable permitted Exercise Percentage.
[3]	The Company shall fill in the Exercise Amount.
[4]	The Company shall fill in the number of outstanding shares of Common Stock on a Fully Diluted Basis (which shall become fixed on the IPO Date).

If the Warrant hereby exercised is less than the whole Warrant represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the portion of the Warrant not exercised be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO:
(NAME)

at
(ADDRESS, INCLUDING ZIP CODE)

Date:                  ,

Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

PLEASE INSERT SOCIAL SECURITY OR TAX I.D. NUMBER OF HOLDER